EXHIBIT 11
                 J. BAKER, INC. AND SUBSIDIARIES
          Computation of Primary and Fully Diluted Earnings Per Share*
                           (Unaudited)


                                                                                        Quarter Ended
                                                                                May 3,                  May 4,
                                                                                1997                    1996
                                                                                ------                  ------

PRIMARY:

Net Earnings                                                                 $  269,011              $  825,560
                                                                              =========               =========

Weighted average number of common
    shares outstanding                                                       13,892,969              13,874,323
                                                                             ==========              ==========

Earnings Per Share                                                               $0.019                  $0.060
                                                                             ==========              ==========



ASSUMING FULL DILUTION:

Net Earnings                                                                 $  269,011              $   825,560
                                                                              =========               ==========

Weighted average number of common
    shares outstanding                                                       13,892,969               13,874,323
Dilutive effect of outstanding stock options                                     38,366                   67,603
                                                                             ----------              -----------
Weighted average number of common
    shares as adjusted                                                       13,931,335               13,941,926
                                                                             ==========              ===========

Earnings per share                                                               $0.019                   $0.059
                                                                             ==========              ===========

* This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K.